Exhibit No. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-94487 and 333-72670) and Registration Statements on Form S-8 (Nos. 333-30892, 333-30898, 333-34690, 333-53890, 333-61444 and 333-97669) of The MONY Group Inc. of our report dated February 4, 2004, except for matters described as subsequent events in Notes 2 and 18, to which the date is March 9, 2004, relating to the financial statements, which appears in this Form 10K.

PricewaterhouseCoopers LLP

New York, NY

March 15, 2004